UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2018

Central Garden & Pet Company
(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597 (Address of Principal Executive Offices including Zip Code)

(925) 948-4000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company     ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2018, Central Garden & Pet Company (the “Company”) announced the appointment of John Hanson to the Company’s Board of Directors effective immediately. Mr. Hanson has not been appointed to any board committees.

Mr. Hanson has been an independent consultant since 2013.  He served as Chief Executive Officer of Oasis Brands Inc. from 2015 to 2017.  Previously, Mr. Hanson served in various positions at Conagra Brands from 1996 to 2012, including most recently as President Frozen Foods from 2008 to 2012.

There are no transactions reportable under Item 404(a) of Regulation S-K in which Mr. Hanson has a direct or indirect material interest.  He will be entitled to receive the standard cash and equity compensation paid to all directors as described in the Company’s most recent proxy statement.  A copy of the press release announcing the above appointment is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company dated November 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

Date:	November 2, 2018	By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

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